Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Third Quarter 2018 Results

LONDON (September 25, 2018) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today reported results for the third quarter ended August 31, 2018.

•	Revenue of $1.001 billion, including total revenue growth of 11 percent, total organic revenue growth of 6 percent, and normalized total organic revenue growth of 7 percent

•	Net income of $104 million and diluted earnings per share (EPS) of $0.26

•	Adjusted EBITDA of $391 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.58

•	Cash flow from operations of $346 million and free cash flow of $293 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2018 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in millions, except percentages and per share data)	2018	2017	$	%	2018	2017	$	%
Revenue	$1,001.0	$904.7	$96.3	11%	$2,941.4	$2,655.0	$286.4	11%

Net income attributable to IHS Markit*	$104.5	$145.9	$(41.4)	(28)%	$460.5	$311.2	$149.3	48%
Adjusted EBITDA	$390.5	$350.8	$39.7	11%	$1,147.9	$1,023.9	$124.0	12%

GAAP EPS	$0.26	$0.35	$(0.09)	(26)%	$1.13	$0.75	$0.38	51%
Adjusted EPS	$0.58	$0.57	$0.01	2%	$1.72	$1.54	$0.18	12%

Cash flow from operations	$346.4	$267.3	$79.1	30%	$932.0	$718.6	$213.4	30%
Free cash flow	$292.6	$206.0	$86.6	42%	$763.5	$526.8	$236.7	45%

* Net income attributable to IHS Markit for the nine months ended August 31, 2018 includes a one-time tax benefit associated with U.S. tax reform estimated at approximately $136 million.

“Continued focus on operational execution led to strong financial results in the quarter. I am particularly pleased with the continued sense of urgency and high level of commercial engagement across the firm,” said Lance Uggla, chairman and chief executive officer at IHS Markit.

“We continue to deliver broad-based revenue and profit growth and solid free cash flow conversion,” said Todd Hyatt, chief financial officer at IHS Markit.

Third Quarter 2018 Revenue Performance

Third quarter 2018 revenue increased 11 percent compared to the third quarter of 2017. The following table provides additional revenue information by transaction type.

	Three months ended August 31,		Percent change
(in millions, except percentages)	2018	2017	Total	Organic
Recurring fixed	$717.7	$637.9	13%	7%
Recurring variable	124.8	109.6	14%	8%
Non-recurring*	158.5	157.2	1%	1%
Total revenue*	$1,001.0	$904.7	11%	6%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Third quarter 2018 vs. Third quarter 2017
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total
Resources	5%	—%	—%	5%
Transportation	9%	7%	—%	16%
Consolidated Markets & Solutions*	(2)%	1%	—%	(1)%
Financial Services	8%	8%	—%	16%
Total*	6%	5%	—%	11%

* Excluding the effect of the BPVC engineering standard release in the third quarter of 2017, total non-recurring organic revenue increased 13 percent, CMS total organic revenue increased 4 percent, and total organic revenue increased 7 percent for the three months ended August 31, 2018 compared to the three months ended August 31, 2017.

Third Quarter 2018 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•
Resources. Third quarter revenue for Resources increased $9 million, or 5 percent, to $212 million, with recurring revenue increasing 4 percent organically. Third quarter Adjusted EBITDA for Resources decreased $3 million, or 4 percent, to $85 million.

•
Transportation. Third quarter revenue for Transportation increased $40 million, or 16 percent, to $297 million, and included 10 percent organic growth for the recurring-based business. Third quarter Adjusted EBITDA for Transportation increased $18 million, or 16 percent, to $128 million.

•
Consolidated Markets & Solutions (CMS). Third quarter revenue for CMS decreased $2 million, or 1 percent, to $137 million, and had 3 percent organic growth for the recurring-based business. Third quarter Adjusted EBITDA for CMS decreased $2 million, or 5 percent, to $30 million.

•
Financial Services. Third quarter revenue for Financial Services increased $49 million, or 16 percent, to $355 million, and included 8 percent total organic growth. Third quarter Adjusted EBITDA for Financial Services increased $18 million, or 13 percent, to $156 million.

Outlook (forward-looking statement)

For the year ending November 30, 2018, IHS Markit now expects:

•	Revenue in a range of $4.000 billion to $4.020 billion, including total organic growth of 6 percent;

•	Adjusted EBITDA in a range of $1.550 billion to $1.560 billion; and

•	Adjusted EPS in a range of $2.25 to $2.27 per diluted share.

Additionally, for the year ending November 30, 2018, IHS Markit expects:

•	Depreciation expense to be approximately $180 million to $190 million;

•	Amortization expense related to acquired intangible assets to be approximately $360 million to $370 million;

•	Net interest expense to be approximately $215 million to $220 million;

•	Stock-based compensation expense to be approximately $225 million to $235 million;

•	An adjusted effective tax rate of approximately 18 percent to 20 percent;

•	Weighted average diluted shares of approximately 405 million to 410 million;

•	Capital expenditures to be approximately 6 percent to 7 percent of revenue; and

•	Free cash flow as a percentage of Adjusted EBITDA in the mid-60’s.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss third quarter 2018 results on September 25, 2018, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “could,” “target,” similar expressions, and variations or negatives of these words and the use of future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, estimates and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2018 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of August 31, 2018	As of November 30, 2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$154.4	$133.8
Accounts receivable, net	760.6	693.5
Income tax receivable	18.2	31.9
Deferred subscription costs	71.2	62.8
Other current assets	109.7	93.0
Total current assets	1,114.1	1,015.0
Non-current assets:
Property and equipment, net	591.9	531.3
Intangible assets, net	4,434.8	4,188.3
Goodwill	10,003.4	8,778.5
Deferred income taxes	11.1	7.1
Other	51.0	34.2
Total non-current assets	15,092.2	13,539.4
Total assets	$16,206.3	$14,554.4
Liabilities and equity
Current liabilities:
Short-term debt	$1,166.3	$576.0
Accounts payable	39.6	53.4
Accrued compensation	155.3	157.4
Other accrued expenses	294.7	323.0
Income tax payable	10.5	5.5
Deferred revenue	897.0	790.8
Total current liabilities	2,563.4	1,906.1
Long-term debt, net	4,893.8	3,617.3
Accrued pension and postretirement liability	22.2	31.8
Deferred income taxes	666.0	869.8
Other liabilities	162.4	105.9
Commitments and contingencies
Redeemable noncontrolling interests	6.9	19.1
Shareholders' equity	7,891.6	8,004.4
Total liabilities and equity	$16,206.3	$14,554.4

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2018	2017	2018	2017
Revenue	$1,001.0	$904.7	$2,941.4	$2,655.0
Operating expenses:
Cost of revenue	375.3	341.6	1,086.6	1,006.3
Selling, general and administrative	287.7	268.8	877.2	811.0
Depreciation and amortization	134.1	120.8	395.7	364.4
Restructuring charges	0.4	(0.1)	0.4	(0.8)
Acquisition-related costs	41.7	14.9	94.5	76.9
Net periodic pension and postretirement expense (income)	(7.1)	3.1	(6.6)	3.9
Other expense, net	1.5	3.1	5.9	8.3
Total operating expenses	833.6	752.2	2,453.7	2,270.0
Operating income	167.4	152.5	487.7	385.0
Interest income	0.9	0.5	2.5	1.6
Interest expense	(56.7)	(41.5)	(158.3)	(111.0)
Non-operating expense, net	(55.8)	(41.0)	(155.8)	(109.4)
Income from continuing operations before income taxes and equity in loss of equity method investee	111.6	111.5	331.9	275.6
Benefit (provision) for income taxes	(7.9)	36.7	126.7	41.3
Equity in loss of equity method investee	(0.2)	(1.1)	(0.2)	(5.0)
Net income	103.5	147.1	458.4	311.9
Net loss (income) attributable to noncontrolling interest	1.0	(1.2)	2.1	(0.7)
Net income attributable to IHS Markit Ltd.	$104.5	$145.9	$460.5	$311.2

Basic earnings per share attributable to IHS Markit Ltd.	$0.26	$0.37	$1.17	$0.78
Weighted average shares used in computing basic earnings per share	393.0	397.6	394.2	401.2

Diluted earnings per share attributable to IHS Markit Ltd.	$0.26	$0.35	$1.13	$0.75
Weighted average shares used in computing diluted earnings per share	405.1	414.2	406.8	417.3

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended August 31,
	2018	2017
Operating activities:
Net income	$458.4	$311.9
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	395.7	364.4
Stock-based compensation expense	172.1	203.2
Net periodic pension and postretirement expense (income)	(6.6)	3.9
Undistributed earnings of affiliates, net	—	(4.1)
Pension and postretirement contributions	(2.2)	(2.0)
Deferred income taxes	(203.2)	(98.5)
Change in assets and liabilities:
Accounts receivable, net	27.9	11.7
Other current assets	(14.1)	(42.4)
Accounts payable	(13.3)	(17.5)
Accrued expenses	(10.4)	(68.6)
Income tax	34.0	16.9
Deferred revenue	33.4	34.6
Other liabilities	60.3	5.1
Net cash provided by operating activities	932.0	718.6
Investing activities:
Capital expenditures on property and equipment	(168.5)	(191.8)
Acquisitions of businesses, net of cash acquired	(1,881.4)	—
Change in other assets	(7.4)	(2.9)
Settlements of forward contracts	(6.9)	6.6
Net cash used in investing activities	(2,064.2)	(188.1)
Financing activities:
Proceeds from borrowings	4,599.9	2,464.5
Repayment of borrowings	(2,721.6)	(1,856.1)
Payment of debt issuance costs	(30.9)	(14.4)
Payments for purchase of noncontrolling interests	(7.7)	—
Proceeds from noncontrolling interests	—	7.5
Contingent consideration payments	(43.0)	—
Repurchases of common shares	(672.5)	(1,317.8)
Proceeds from the exercise of employee stock options	162.4	297.2
Payments related to tax withholding for stock-based compensation	(85.6)	(82.2)
Net cash provided by (used in) financing activities	1,201.0	(501.3)
Foreign exchange impact on cash balance	(48.2)	(14.3)
Net increase in cash and cash equivalents	20.6	14.9
Cash and cash equivalents at the beginning of the period	133.8	138.9
Cash and cash equivalents at the end of the period	$154.4	$153.8

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2018	2017	Total	Organic	2018	2017	Total	Organic
Recurring revenue:
Resources	$184.3	$176.9	4%	4%	$551.0	$530.5	4%	3%
Transportation	210.7	173.7	21%	10%	615.9	501.6	23%	11%
CMS	118.8	114.7	4%	3%	357.5	340.0	5%	3%
Financial Services - fixed	203.9	172.6	18%	8%	574.7	513.5	12%	7%
Total recurring fixed revenue	$717.7	$637.9	13%	7%	$2,099.1	$1,885.6	11%	6%
Financial Services - variable	124.8	109.6	14%	8%	367.8	332.0	11%	7%
Total recurring revenue	$842.5	$747.5	13%	7%	$2,466.9	$2,217.6	11%	6%

Non-recurring revenue:
Resources	$27.2	$25.3	8%	8%	$102.8	$92.4	11%	11%
Transportation	86.3	83.4	3%	6%	247.0	222.7	11%	11%
CMS*	18.5	24.1	(23)%	(25)%	56.3	55.9	1%	(2)%
Financial Services	26.5	24.4	9%	4%	68.4	66.4	3%	—%
Total non-recurring revenue*	$158.5	$157.2	1%	1%	$474.5	$437.4	8%	8%

Total revenue (segment):
Resources	$211.5	$202.2	5%	5%	$653.8	$622.9	5%	4%
Transportation	297.0	257.1	16%	9%	862.9	724.3	19%	11%
CMS*	137.3	138.8	(1)%	(2)%	413.8	395.9	5%	2%
Financial Services	355.2	306.6	16%	8%	1,010.9	911.9	11%	7%
Total revenue*	$1,001.0	$904.7	11%	6%	$2,941.4	$2,655.0	11%	7%

* Excluding the effect of the BPVC engineering standard release in the third quarter of 2017 results in the following organic revenue change percentages:

•	CMS non-recurring organic revenue increased 13 percent and 8 percent for the three and nine months ended August 31, 2018, respectively;

•	Total non-recurring organic revenue increased 6 percent and 8 percent for the three and nine months ended August 31, 2018, respectively;

•	CMS total organic revenue increased 4 percent for both the three and nine months ended August 31, 2018; and

•	Total organic revenue increased 7 percent for both the three and nine months ended August 31, 2018.

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2018	2017	2018	2017
Net income attributable to IHS Markit Ltd.	$104.5	$145.9	$460.5	$311.2
Interest income	(0.9)	(0.5)	(2.5)	(1.6)
Interest expense	56.7	41.5	158.3	111.0
Provision (benefit) for income taxes	7.9	(36.7)	(126.7)	(41.3)
Depreciation	45.0	38.2	129.0	113.4
Amortization related to acquired intangible assets	89.1	82.6	266.7	251.0
EBITDA (1)(6)	$302.3	$271.0	$885.3	$743.7
Stock-based compensation expense	52.5	63.4	172.1	203.2
Restructuring charges	0.4	(0.1)	0.4	(0.8)
Acquisition-related costs	30.2	14.9	57.4	76.9
Acquisition-related performance compensation	11.5	—	37.1	—
Loss on debt extinguishment	1.7	—	4.7	—
Pension mark-to-market and settlement (gain) expense	(7.3)	2.7	(7.3)	2.7
Share of joint venture results not attributable to Adjusted EBITDA	0.2	(0.4)	0.2	(1.2)
Adjusted EBITDA attributable to noncontrolling interest	(1.0)	(0.7)	(2.0)	(0.6)
Adjusted EBITDA (2)(6)	$390.5	$350.8	$1,147.9	$1,023.9

	Three months ended August 31,		Nine months ended August 31,
	2018	2017	2018	2017
Net income attributable to IHS Markit Ltd.	$104.5	$145.9	$460.5	$311.2
Stock-based compensation expense	52.5	63.4	172.1	203.2
Amortization related to acquired intangible assets	89.1	82.6	266.7	251.0
Restructuring charges	0.4	(0.1)	0.4	(0.8)
Acquisition-related costs	30.2	14.9	57.4	76.9
Acquisition-related performance compensation	11.5	—	37.1	—
Acquisition financing fees	0.3	—	4.9	—
Loss on debt extinguishment	1.7	—	4.7	—
Pension mark-to-market and settlement (gain) expense	(7.3)	2.7	(7.3)	2.7
Income tax effect of above adjustments*	(48.4)	(72.1)	(295.6)	(199.1)
Adjusted earnings attributable to noncontrolling interest	(0.4)	(0.4)	(1.2)	(1.3)
Adjusted net income (3)	$234.1	$236.9	$699.7	$643.8
Adjusted EPS (4)(6)	$0.58	$0.57	$1.72	$1.54
Weighted average shares used in computing Adjusted EPS	405.1	414.2	406.8	417.3

* Income tax effect for the nine months ended August 31, 2018 includes a one-time tax benefit associated with U.S. tax reform estimated at approximately $136 million.

	Three months ended August 31,		Nine months ended August 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$346.4	$267.3	$932.0	$718.6
Capital expenditures on property and equipment	(53.8)	(61.3)	(168.5)	(191.8)
Free cash flow (5)(6)	$292.6	$206.0	$763.5	$526.8

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2018	2017	2018	2017
Adjusted EBITDA by segment:
Resources	$85.1	$88.5	$270.5	$268.2
Transportation	128.1	110.0	362.5	298.0
CMS	30.3	32.0	92.0	92.3
Financial Services	156.3	138.0	457.5	406.0
Shared services	(9.3)	(17.7)	(34.6)	(40.6)
Total Adjusted EBITDA	$390.5	$350.8	$1,147.9	$1,023.9

Adjusted EBITDA margin by segment:
Resources	40.2%	43.8%	41.4%	43.1%
Transportation	43.1%	42.8%	42.0%	41.1%
CMS	22.1%	23.1%	22.2%	23.3%
Financial Services	44.0%	45.0%	45.3%	44.5%
Total Adjusted EBITDA margin	39.0%	38.8%	39.0%	38.6%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market and other adjustments, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs and performance compensation, acquisition financing fees, net other gains and losses, pension mark-to-market expense and other adjustments, and the impact of noncontrolling interests, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.